                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements on forms S-3 and S-4 and related prospectuses and in the following registration statements on Form S-8 of D.R. Horton, Inc. of our report dated November 9, 2001 with respect to the consolidated financial statements of D.R. Horton, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2001.


         Form S-3          Registration No. 333-76175
                           Registration No. 333-57388

         Form S-4          Registration No. 333-56491

         Form S-8          Registration No. 33-48874
                           Registration No. 33-83162
                           Registration No. 333-3572
                           Registration No. 333-47767
                           Registration No. 333-51473
                           Registration No. 333-72423
                           Registration No. 333-69694





Fort Worth, Texas
November 15, 2001